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AUSA LIFE INSURANCE COMPANY, INC.
_____________________________________________________________________________
_____________________________________________________________________________

                              4 Manhattanville Road  Purchase, New York 10577






                                                           November 18, 1996



AUSA Life Insurance Company, Inc.
4 Manhattanville Road
Purchase, NY 10677

Dear Sir or Madam:

        In my capacity as Vice President of AUSA Life Insurance Company, Inc. ("AUSA"), I have acted as counsel to AUSA in connection with the establishment of Diversified Investors Strategic Variable Funds ("DISVF") on April 15, 1996 by the Board of Directors of AUSA as a separate account for assets applicable to certain group variable annuity contracts) ("Contract(s)"), pursuant to the provisions of Section 4240 of the New York Insurance Laws. I have participated in the preparation and review of the Registration Statement on Form N-3 which was filed by AUSA with the Securities and Exchange Commission under the Securities Act of 1933 on July 22, 1996 (Registration No. 333-8543) for the registration of a Contract(s).

        I am of the following opinion:

                (1) AUSA has been duly organized under the laws of New York and is a validly existing corporation, and has been duly authorized to issue the Contract(s).

                (2) DISVF has been duly created and is validly existing as a separate account pursuant to the aforesaid provisions of New York law.

                (3) The portion of the assets to be held in DISVF equal to the reserve and other liabilities for variable benefits under the Contract(s) is not chargeable with liabilities arising out of any other business AUSA may conduct.

                (4) The Contract(s), when issued as contemplated by the Registration Statement, will be legal, validly issued, and a binding obligation of AUSA in accordance with its terms.

        In arriving at the foregoing opinon, I have made such examination of law and examined such records and other documents as I judged to be necessary or appropriate.

        I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.



Very truly yours,





Robert F. Colby
Vice President & Assistant Secretary